Exhibit 99.1

AL International, Inc. (JCOF) Reports Record Revenue and Profit for First Quarter 2013
Shareholder Conference Call 4:15 PM EST

San Diego, CA - May 15, 2013 – AL International, Inc. (OTC Pink: JCOF) (www.alintjcof.com), today announced its financial results for the first quarter ended March 31, 2013.

For the quarter ended March 31, 2013, AL International’s consolidated revenue increased 30.8% to $20.8 million compared to $15.9 million for the quarter ended March 31, 2012. The increase in revenue is attributed primarily to the increase in our product offerings and the number of distributors resulting from our acquisitions during 2012, the effect of the 90 for Life marketing campaign and the organic growth of the CLR Roasters private label business.

Al International’s gross profit for the current quarter increased 37.8% to $12.4 million compared to $9.0 million recorded in the prior quarter.  Operating expenses increased only 14.6% to $11.0 million compared to $9.6 million for the quarter ended March 31, 2012. The increase in gross profit as a percentage of revenues came primarily from the direct selling segment where we improved efficiencies in fulfillment costs and gained economies of scale as a result of an increase in revenues.

The Company reported a net income available to common stockholders of $1,056,000 for the current quarter, compared to a net loss available to common stockholders of ($855,000) for the quarter ended March 31, 2012.  The improvement was due primarily to improved profit margins gained from larger scale buying power as well as improved selling prices relative to related sales and marketing costs.

EBITDA (earnings before interest, taxes, depreciation and amortization) as adjusted to remove the effect of stock based compensation expense, or “Adjusted EBITDA”, was $2.2 million in the current quarter compared to ($134,000) for the quarter ended March 31, 2012.

Dave Briskie, CFO of AL International, Inc, said, "We are very encouraged with our continued improvement in net income.  Our profitability improvement strategy that we announced in Q3 2012 has resulted in continuous quarter over quarter gains to our bottom line and our Adjusted EBITDA.  Our primary goal for 2013 was to create a scalable business model and our positive Q1 financial performance has us feeling optimistic about the scalability of our business.”

As of March 31, 2013, the balance sheet showed cash of $4.1 million, working capital of $2.1 million and total assets of $28.8 million. As of the fiscal year ended December 31, 2012, the Company’s balance sheet showed cash of $3.0 million, working capital of $1.4 million and total assets of $24.9 million.

Conference Call Information

AL International will host a conference call today at 4:15 p.m. Eastern Time to discuss its financial results, quarterly highlights and business outlook.  Investors can access the conference call by dialing Toll: +1 (609) 318-0024 and entering the access code: 307-730-091.  It is advised that you dial-in at least five minutes prior to the call.

The conference call will be recorded and available for replay shortly after the conclusion of the call.  Recorded calls are available in the Investor Relations section of AL International’s website: http://www.alintjcof.com/investors.php

Non-GAAP Financial Measure – Adjusted EBITDA

This news release includes information on Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing the Company’s operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

The Company defines Adjusted EBITDA as earnings (net income or loss) before interest, taxes, depreciation and amortization, as adjusted to eliminate the effects of stock-based compensation and non-cash impairment loss.  A reconciliation of Adjusted EBITDA to net income is set out in the tables at the end of this press release.

About AL International

AL International, Inc. (OTC Pink: JCOF) (www.alintjcof.com) is a fast-growing, innovative, multi-dimensional company that offers a wide range of consumer products and services, primarily through person-to-person selling relationships that comprise a "network of networks." The Company also is a vertically-integrated producer of the finest coffees for the commercial, retail and direct sales channels. AL International was formed after the merger of Youngevity Essential Life Sciences (www.youngevity.com) and Javalution Coffee Company in the summer of 2011.

About Youngevity Essential Life Sciences

Youngevity® Essential Life Sciences (www.youngevity.com ), headquartered in San Diego, CA, is a nutrition and lifestyle-related services company dedicated to promoting vibrant health and flourishing economics. Founded in 1997 by Drs. Joel Wallach, DVM, ND, and Ma Lan, MD, as AL Global, Inc., the Company adopted the name Youngevity in 2006. Youngevity® is the only direct selling company to have a qualified FDA Health Claim. Dr. Wallach's work has been published in more than 70 peer-reviewed and referenced scientific journals and books.

About CLR Roasters

CLR Roasters (www.clrroasters.com) was established in 2001 and is a wholly owned subsidiary of AL International. CLR Roasters produces coffees under its own Cafe LaRica brand, as well as under a variety of private labels through major national sales outlets and to major customers. It also produces a unique line of coffees with health benefits under the JavaFit® brand.

Safe Harbor Statement

This release includes forward-looking statements on our current expectations and projections about future events, including our continued growth. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," “encouraged” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict such as our ability to continue our financial performance.  The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

AL International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues	$20,827	$15,938
Cost of revenues	8,410	6,915
Gross profit	12,417	9,023
Operating expenses
Distributor compensation	7,731	6,552
Sales and marketing	780	1,064
General and administrative	2,459	1,974
Total operating expenses	10,970	9,590
Operating income (loss)	1,447	(567)
Other income	-	-
Interest expense, net	(256)	(276)
Total other expense	(256)	(276)
Income (loss) before income taxes	1,191	(843)
Income tax provision	198	8
Net income (loss)	993	(851)
Net income (loss) attributable to noncontrolling interest	(67)	-
Net income (loss) attibutable to AL International, Inc.	1,060	(851)
Preferred stock dividends	4	4
Net income (loss) available to common stockholders	$1,056	$(855)

AL International, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measure
Adjusted EBITDA to Net Income

	Three months ended March 31,
	2013	2012

Net Income (loss)	$993,000	$(851,000)
Add
Interest	256,000	276,000
Taxes	198,000	8,000
Depreciation	89,000	62,000
Amortization	379,000	371,000
EBITDA	1,915,000	(134,000)
Add
Stock based compensation	299,000	-
Adjusted EBITDA	$2,214,000	$(134,000)

AL International, Investor Relations

John Zervas

800-982-3189 X 6509